Exhibit (m)(3)

Form of

Amended Schedule A

(dated April 25, 2025)

to the

MML Series Investment Fund II

Service Class and Service Class I

Distribution and Services Plan

Dated August 15, 2008

MML Blend Fund

MML Dynamic Bond Fund

MML Equity Fund

MML Equity Rotation Fund

MML High Yield Fund

MML Inflation-Protected and Income Fund

MML Invesco Discovery Large Cap Fund

MML Invesco Discovery Mid Cap Fund

MML iShares® 60/40 Allocation Fund

MML iShares® 80/20 Allocation Fund

MML Managed Bond Fund

MML Short-Duration Bond Fund

MML Small Cap Equity Fund

MML Strategic Emerging Markets Fund

MML U.S. Government Money Market Fund